EXHIBIT 3.5

                                                                                               Colorado Secretary of State
                                                                               Date and Time: 10/012013 10:23 AM
                                                                                                 ID Number: 20131571346
Amount Paid: $25.00

Articles of Amendment

ID Number                               19871759363
(Colorado Secretary of State ID number)

1.	Entity name Promap Corporation
(If changing the name of the corporation, indicate name before name change)

2.	New Entity name Advanced Cannabis Solutions, Inc.

3.	Not applicable.

4.	Not applicable.

5.	Not applicable.

6.	Not applicable.

7.	Not applicable.

6.	Name(s0) and address(es) of
    of the individual(s) causing this
    document to be delivered for
    filing:

 Hart                                         Will                                      ___________                 ___________
(Last)                                     ( First)                                  (Middle)                          (Suffix)

   1624 Washington St.
(Street number and name)

Denver                                        Colorado                                 80203
(City)                                          (State)                           (ZIP/Postal Code)

ACS Articles of Amendment 2-6-14